UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd Ste 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities

The information required to be included herein is incorporated herein by reference to Item 8.01 Other Events.

Item 8.01 Other Events.

As previously disclosed, on August 5, 2020, H-Cyte (the “Company”) entered into a standby purchase agreement with certain creditors who had previously purchased secured convertible notes and warrants, pursuant to which such creditors agreed (a) not to exercise any subscription rights they may receive as stockholders of the Company in the registered rights offering (described below) and (b) instead to purchase any Series A preferred stock corresponding to the unexercised rights in the rights offering up to an aggregate amount of approximately $2.8 million at the same subscription price. The amounts due under the standby purchase agreements became calculable and payable upon the expiration of the rights offering as set forth below.

On September 11, 2020, the registered rights offering (Registration No. 333-239629) of the Company expired. Pursuant to the rights offering, on September 24, 2020, the Company issued (i) 15,234,993 shares of its Series A preferred stock at a price of $0.014 per share to holders of its common stock who validly exercised their subscription rights prior to the expiration time and (ii) 203,049,643 shares of its Series A preferred stock to the standby purchasers as part of the standby commitment. The rights offering, including the standby component, resulted in gross proceeds to the Company of $3,055,984.90. While the rights offering expired on September 11, 2020, it was not consummated until September 24, 2020 while logistical closing conditions including the calculation and clearance of funds were being processed.

In addition, on September 24, 2020, the Company issued an aggregate of 330,303,755 shares of its Series A preferred stock to the holders of outstanding promissory notes in the aggregate principal amount and accrued interest of $4,574,048.74. The notes were converted pursuant to mandatory conversion triggered by the completion of the rights offering. Such shares were issued under an exemption from registration in reliance on Section 3(a)(9) of the Securities Act. The original notes were issued in reliance on Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, Inc.

Date: September 25, 2020	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer